UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 25, 2005

CORNERSTONE REALTY FUND, LLC

(Exact name of registrant as specified in its charter)

California	333-63656	33-0827161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4590 MacArthur Blvd., Suite 610
Newport Beach, California 92660

(Address of principal executive offices)

(949) 852-1007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 2.01  Completion of Acquisition or Disposition of Assets

On January 25, 2005, we purchased an existing multi-tenant industrial park known as Zenith Drive Centre from an independent third party.  Zenith Drive Centre is a single-story, three building property built in 1978 of approximately 38,088 square feet of leasable space on approximately 2.54 acres of land.  The acquisition price was $5,200,000 plus approximately $52,000 of closing costs (which are not fully determined at this time), which equates to approximately $138 per square foot of leasable space.  The property is currently 99% leased to thirty tenants whose spaces range in size from approximately 100 square feet to over 6,000 square feet. Currently, there is one 350 square foot vacant space.  We purchased this property for all cash, without debt financing.

The property’s historical occupancy rates are as follows:

Year Ending December 31	Average Annual Occupancy (%)
2001	95%
2002	97%
2003	98%
2004	100%

One tenant occupies approximately 16% and one other tenant occupies 12% of the rentable square footage; otherwise, no one tenant occupies greater than 10% of the rentable square footage.  The following table sets forth certain information with respect to the leases of these two tenants at the date of acquisition:

Total Square Feet Leased	Expiration Date	Renewal Options	Current Annual Rent ($)	Base rent per sq. ft. per annum ($)

6,000	Sept. 30, 2005	1-year	6,836.00	82,032.00
4,500	Aug. 31, 2005	1-year	4,878.00	58,536.00

The industrial park’s tenants operate varying business, including light manufacturing and distribution, light assembly, auto repair, warehousing and service office that encompasses a wide variety of businesses.

The following table sets forth lease expiration information for the next ten years:

Year Ending Dec. 31	No. of Leases Expiring		Approx. Amount of Expiring Leases (Sq. Feet)	Base Rent Of Expiring Leases (Annual $)	Percent of Total Leasable Area Expiring (%)	Percent of Total Annual Base Rent Expiring (%)
						(1)
2005	23		33,989	509,835	89.43%	82.95%
2006	7		4,019	64,874	10.57%	10.55%
2007	0		0	0	0.00%	0.00%
2008	0		0	0	0.00%	0.00%
2009	0		0	0	0.00%	0.00%
2010	0		0	0	0.00%	0.00%
2011	0		0	0	0.00%	0.00%
2012	0		0	0	0.00%	0.00%
2013	1	(2)	See Footnote	0	0.00%	6.50%
2014	0		0	0	0.00%	0.00%
2015 +		(3)	See Footnote

(1)          A majority of the leases expire within the next twelve months; however, most tenants' average tenure at the property exceeds 5 years and typically renew on a 1-year basis. Existing leases at the property generally include annual rental increases ranging between 3% and 7%.

(2)          Clear Channel Communications leases a portion of the land parcel for the purpose of maintaining and displaying a billboard sign.  Annual rent is $40,000 paid annually in advance.

(3)          Cingular Wireless leases a portion of the land parcel for the purpose of maintaining and operating a cell-site.  This lease expires in 2028.  Monthly rent is currently $1,760 per month.

For federal income tax purposes, the depreciable basis of the property is estimated at approximately $4,300,000, which is subject to final adjustment.  The depreciation expense will be calculated using the straight-line method, based upon an estimated useful life of 39 years for the building improvement costs and the related lease term for the tenant improvements.  Leasing commissions will be amortized over the initial term of the related leases.

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, the fund’s management considered a variety of factors including overall valuation of net rental income, review of an independent appraisal, location, demographics, physical condition, tenant mix, quality of tenants, length of leases, price per square foot, occupancy, and comparable value to other properties in the local market.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(a)                                  Financial statements of businesses acquired.  The financial statement relating to the Zenith Drive Center will be filed by amendment to this Current Report.

(b)                                 Pro forma financial information.  The unaudited pro forma financial statements relating to the Zenith Drive Center will be filed by amendment to this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE REALTY FUND, LLC

By:	CORNERSTONE INDUSTRIAL PROPERTIES, LLC
Its Managing Member

	By:	CORNERSTONE VENTURES, INC.
Its Manager

		By:	/s/ TERRY G. ROUSSEL
Terry G. Roussel, President

Dated:  January 28, 2005